Exhibit 10.50

NINTH AMENDMENT TO OFFICE BUILDING LEASE

This NINTH AMENDMENT TO OFFICE BUILDING LEASE (“Amendment”) is made and entered into as of June 29, 2016, by and between WEST STATE CO, LP, a California limited partnership (“Landlord”) and RIMINI STREET, INC., a Nevada corporation (“Tenant”).

R E C I T A L S:

A.          WHEREAS, Landlord’s predecessor-in-interest and Tenant entered into that certain Office Building Lease dated as of September 2006 (“Original Lease”).

B.          WHEREAS, the Original Lease was amended by that certain First Amendment to Office Building Lease dated as of October 2007, as further amended by the certain Second Amendment to Office Building Lease dated as of May 2009, as further amended by that certain Third Amendment to Office Building Lease dated as of October 2009, as further amended by that certain Fourth Amendment to Office Building Lease dated as of January 18, 2011, as further amended by that certain Fifth Amendment to Office Building Lease dated as of April, 2012, as further amended by that certain Sixth Amendment to Office Building Lease dated as of September 2013, as further amended by that certain Seventh Amendment to Office Building Lease dated September 29, 2015, and further amended by that certain Eight Amendment to Office Building Lease dated January 25, 2016 (collectively referred to as the, “Lease”) pursuant to which Landlord leases to Tenant and Tenant leases from Landlord suites 100, 140, 180, 200 and 300 of the building located at 6601 Koll Center Parkway, Pleasanton, California (“Building”).

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.          Recitals.  The foregoing recitals are incorporated herein by this reference.

2.          Defined Terms.  Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Lease.

3.          Effective Date.  The effective date of this Amendment shall be upon the mutual execution and delivery of this Amendment by Landlord and Tenant (“Effective Date”).

4.          Sixth Expansion Premises.  Per the Eighth Amendment to Office Building Lease, the Sixth Expansion Premises consists of suite 140 and suite 180.  As of the Effective Date, the Sixth Expansion Premises shall be combined and collectively referred to as suite 150.

5.          Express Changes Only.  Except as set forth in this Amendment, all of the terms and provisions of the Original Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment, Seventh Amendment and Eight Amendment shall remain unmodified and in full force and effect and shall be incorporated herein.

6.          Brokers.  Tenant warrants that it has had no dealings with any real estate broker or agent, acting in its dual capacity on behalf of Landlord and Tenant.  If Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall hold Landlord free and harmless against any liability in respect thereto, including attorneys’ fees and costs.

7.          Counterparts.  This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all such counterparts together, shall constitute one and the same instrument.  The execution of facsimiles of this Amendment shall be binding on the parties hereto.

8.          Entire Agreement.  There are and were no oral or written representations, warranties, understandings, stipulations, agreements, or promises made by either party, or by any agent, employee, or other representative of either party, pertaining to the subject matter of this Amendment which have not been incorporated into this Amendment.  This Amendment shall not be modified, changed, terminated, amended, superseded, waived, or extended except by a written instrument executed by the parties hereto.

LANDLORD:

WEST STATE CO, L.P.,
a California limited partnership

By:	/s/Carl Zocchi
Name:	Carl Zocchi
Its:	General Partner

TENANT:

RIMINI STREET, INC.,
a Nevada corporation

By:	/s/ Thomas Shay
Name:	Thomas Shay
Its:	SVP and CIO